PROSPECTUS SUPPLEMENT	REGISTRATION NO. 333-78575
(To Prospectus dated February 17, 2006)	Filed Pursuant to Rule 424(b)(3)

1,000,000,000 Depositary Receipts

Internet HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Internet HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Amazon.com, Inc.	AMZN	18	NASDAQ
CMGI Inc.	CMGI	10	NASDAQ
CNET Networks, Inc.	CNET	4	NASDAQ
EarthLink, Inc.	ELNK	6.23	NASDAQ
eBay Inc.	EBAY	48	NASDAQ
E*TRADE Financial Corporation	ETFC	12	NASDAQ
McAfee, Inc.	MFE	7	NYSE
Priceline.com Incorporated	PCLN	1.166666	NASDAQ
RealNetworks, Inc.	RNWK	8	NASDAQ
TD Ameritrade HLDG Corp.	AMTD	9	NASDAQ
Time Warner Inc.	TWX	42	NYSE
Yahoo! Inc.	YHOO	52	NASDAQ

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is March 31, 2007.